EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of August 17, 2005 ("Agreement"), by and between Technest Holdings, Inc., a Nevada corporation ("Technest"), and Markland Technologies, Inc., a Florida corporation ("Markland") and the sole stockholder of E-OIR Technologies, Inc., a Virginia corporation ("EOIR").

WITNESSETH

WHEREAS, Markland owns eight-five percent (85%) of the issued and outstanding capital stock of Technest and all of the issued and outstanding capital stock of EOIR;

WHEREAS, Markland desires to transfer its ownership of EOIR to Technest;

WHEREAS, Technest desires to acquire EOIR and is willing to issue shares of its common stock, $0.001 par value per share (the "Technest Common Stock") to Markland in consideration therefor; and

WHEREAS, the respective boards of directors of Technest and Markland have determined that it is advisable that Technest purchase from Markland, and Markland sell to Technest, all of the outstanding capital stock of EOIR on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Article 1
Purchase and sale

1.1

Purchase and Sale

.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below) Markland shall sell to Technest, and Technest shall purchase from Markland, all shares of the common stock of EOIR, $1.00 par value per share, owned by Markland (the "EOIR Common Stock") in exchange for 12,000,000 shares of Technest Common Stock (the "Consideration").

1.2

Closing

.  The closing (the "Closing") of the transactions contemplated hereunder shall take place at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts on the date hereof, or at such other time or place as the parties may agree.

1.3

Delivery of Certificates

.  At the Closing, (i) Markland shall deliver to Technest irrevocable stock powers duly endorsed in blank, with any required transfer stamps affixed thereto , and (ii) Technest shall deliver to Markland a certificate for the Consideration.

1.4

Additional Actions

.  If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm in Technest title to or ownership or possession of any property, right, privilege, power, franchise or other asset of EOIR acquired or to be acquired by reason of, or as a result of, the transactions contemplated hereby, the officers and directors of EOIR and Markland are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

1.5

Acknowledgement of Existing Agreements.

  Technest hereby acknowledges that the shares of EOIR Common Stock being acquired hereunder are subject to the following agreements:  (i) Security Agreement dated June 29, 2004 made by EOIR in favor of Sellers (as defined in such agreement); (ii) Pledge and Security Agreement dated June 29, 2004 by Markland and the Sellers (as defined in such agreement) (the "Pledge Agreement"); (iii) Security Agreement dated September 21, 2004 among Markland, EOIR, Ergo Systems Corporation, Science & Technology Research, Inc. and the Secured Parties (as defined in such agreement) (the "September Security Agreement"); and (iv) Securities Purchase Agreement dated November 9, 2004 between Markland and the Purchasers (as defined in such agreement) (the "November Agreement") (collectively, these agreements are referred to as the "Existing Agreements").  Technest hereby agrees as the holder of EOIR Common Stock  to be bound by the terms and conditions of the Existing Agreements.

Article 2
Representations and Warranties of Markland

Markland represents and warrants to Technest as follows:

2.1

Corporate Status

. Each of Markland and EOIR is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted.

2.2

Capital Stock.

2.2.1

Authorized Stock of EOIR

. As of the date hereof, the authorized capital stock of EOIR consists of 12,000 shares of EOIR Common Stock, all of which are issued and outstanding. All of the outstanding shares of EOIR Common Stock have been duly authorized and validly issued, were not issued in violation of the preemptive rights of any individual, corporation, association, partnership, estate, trust or other entity or organization ("Person"), and are fully paid and nonassessable. All of the outstanding shares of EOIR Common Stock are owned, beneficially and of record, by Markland.

2.2.2

Options and Convertible Securities of EOIR

. There are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating EOIR to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. There are no voting trusts or other agreements or understandings to which EOIR or Markland is a party with respect to the voting of the shares of EOIR Common Stock and EOIR is not a party to or bound by any outstanding restrictions, other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding shares of EOIR Common Stock or other equity securities of EOIR.

2.3

Authority for Agreement; Noncontravention.

2.3.1

Authority

. Each of Markland and EOIR has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Markland and EOIR and no other corporate proceedings on the part of Markland or EOIR are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and the other agreements contemplated hereby to be signed by Markland and/or EOIR have been duly executed and delivered by Markland and/or EOIR, as the case may be, and constitute valid and binding obligations of Markland and/or EOIR, as the case may be, enforceable against Markland and EOIR in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2.3.2

No Conflict

. Neither execution and delivery of this Agreement by Markland, nor the performance by Markland of its obligations hereunder, nor the consummation by Markland of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the charter documents or by-laws of Markland, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which Markland, EOIR or any of Markland's other Subsidiaries is a party or by which any of them or any of their assets or properties is bound or which is applicable to any of them or any of their assets or properties (other than the Pledge Agreement and certain government contracts of EOIR). No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority (each a "Governmental Entity") is necessary for the execution and delivery of this Agreement by Markland or the consummation by Markland of the transactions contemplated hereby, except for consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a materially adverse effect on EOIR.  As used herein, the term "Subsidiary" means any corporation, association, or other business entity a majority (by number of votes on the election of directors or persons holding positions with similar responsibilities) of the shares of capital stock (or other voting interests) of which are owned by a corporation, association, or other business entity or its Subsidiary.

Article 3
Representations And Warranties Of Technest

Technest represents and warrants to Markland and EOIR as follows:

3.1

Corporate Status of Technest

. Technest is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted.

3.2

Consideration

. The Consideration have been duly authorized and validly issued, were not issued in violation of the preemptive rights of any Person, and, when issued, will be deemed fully paid and nonassessable and be free and clear of all liens.

3.3

Authority for Agreement; Noncontravention.

3.3.1

Authority

. Technest has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Technest and no other corporate proceedings on the part of Technest is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and the other agreements contemplated hereby to be signed by Technest have been duly executed and delivered by Technest and constitute valid and binding obligations of Technest, enforceable against Technest in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.3.2

No Conflict

. Neither execution and delivery of this Agreement by Technest, nor the performance by Technest of its obligations hereunder, nor the consummation by Technest of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the charter documents or by-laws of either Technest or Merger Sub, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which Technest or any of Technest's Subsidiaries is a party or by which any of them or any of their assets or properties is bound or which is applicable to any of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any Governmental Entity is necessary for the execution and delivery of this Agreement by Technest or the consummation by Technest of the transactions contemplated hereby, except for consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a materially adverse effect on Technest.

Article 4
Additional Markland Representations, Warranties and Indemnification

4.1

Additional Representations and Warranties

.  Markland hereby makes the additional representations and warranties to Technest set forth on Annex A hereto (the "Incorporated Representations and Warranties"). The Incorporated Representations and Warranties are incorporated herein by reference and made a part of this Agreement. Markland hereby agrees to amend the Incorporated Representations and Warranties to the extent that Technest is reasonably required to provide representations and warranties beyond those set forth in Annex A pertaining to EOIR in connection with a financing, provided such financing occurs within nine months from the date hereof.

4.2

Indemnification of Technest

. Markland agrees to indemnify and hold Technest and its directors, officers, shareholders, partners, employees and agents (each, an "Indemnified Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Indemnified Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by Markland in this Agreement (including without limitation any Incorporated Representation and Warranty) or in any agreement, certificate or instrument executed by Markland in connection with the transactions contemplated by this Agreement, (b) any Action commenced by a security holder or creditor of Markland in respect of the transactions contemplated by this Agreement, or (c) the September Security Agreement or the November Agreement. In addition to the indemnity contained herein, Markland will reimburse each Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. For the purposes hereof, "Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

Article 5
Miscellany

5.1

Entire Agreement

. Unless otherwise herein specifically provided, this Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Each party hereto acknowledges that, in entering this Agreement and completing the transactions contemplated hereby, such party is not relying on any representation, warranty, covenant or agreement not expressly stated in this Agreement or in the agreements among the parties contemplated by or referred to herein.

5.2

Titles and Headings

. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

5.3

Assignability

. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. Neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law or otherwise, without the written consent of all parties hereto.

5.4

Validity

. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

5.5

Specific Performance

. The parties hereto acknowledge that damages alone may not adequately compensate a party for violation by another party of this Agreement. Accordingly, in addition to all other remedies that may be available hereunder or under applicable law, any party shall have the right to any equitable relief that may be appropriate to remedy a breach or threatened breach by any other party hereunder, including, without limitation, the right to enforce specifically the terms of this Agreement by obtaining injunctive relief in respect of any violation or non-performance hereof.

5.6

Governing Law

. This Agreement shall take effect and shall be construed as a contract under the laws of the Commonwealth of Virginia, without reference to its principles of conflicts of laws.

5.7

Counterparts

. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement under seal as of the date first above written.

Technest Holdings, Inc.

By: /s/Robert Tarini

Title: Chief Executive Officer

Markland Technologies, Inc.

By: /s/Robert Tarini

Title: Chief Executive Officer

ANNEX A

Additional Representations and Warranties of Markland

Markland represents and warrants to Technest as follows, except as set forth in Markland's SEC Reports:

(a)

Subsidiaries.  EOIR has no direct or indirect Subsidiaries.

(b)

Material Changes. Since March 31, 2005, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on EOIR, (ii) EOIR has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the Ordinary Course and (B) liabilities not required to be reflected in the SEC Reports pursuant to GAAP, (iii) EOIR has not altered its method of accounting, (iv) EOIR has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) EOIR has not issued any equity securities.

(c)

Litigation.  There are no Actions pending or, to EOIR's knowledge, threatened against or relating to EOIR or any of its assets or securities.  EOIR, or any of its assets or properties is not subject to any order, writ, judgment, award, injunction or decree of any governmental entity or other regulatory authority of competent jurisdiction or any arbitrator or arbitrators, other than those of general application to similarly situated Persons.

(d)

Labor Relations. No material labor dispute exists or, to the knowledge of EOIR, is imminent with respect to any of the employees of EOIR.

(e)

Compliance. EOIR (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by EOIR), nor has EOIR received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any Law, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of an event described in clause (i), (ii) or (iii) as, individually or in the aggregate, neither has resulted, nor reasonably could be expected to result, in a Material Adverse Effect on EOIR.

(f)

Regulatory Permits. EOIR possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective business, except where the failure to possess such permits, individually or in the aggregate, neither has resulted, nor reasonably could be expected to result, in a Material Adverse Effect on EOIR, and EOIR has not received any notice of proceedings relating to the revocation or modification of any such permits.

(g)

Title to Assets. EOIR has good and marketable title in fee simple to all real property owned by it that is material to its business and good and valid title in all personal property owned by it that is material to its business, in each case free and clear of all Liens, except as set forth in the Disclosure Schedule.

(h)

Intellectual Property Rights. EOIR has rights to use all of its Intellectual Property Rights. EOIR has not received a written notice that its Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of EOIR, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any such Intellectual Property Rights.

(i)

Insurance. EOIR is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in its business.  EOIR has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with its current practices, subject to changes in practice by insurers of recognized financial responsibility.

(j)

Transactions with Affiliates and Employees.  None of the officers or directors of EOIR and, to the knowledge of EOIR, none of the employees of EOIR is presently a party to any transaction with EOIR, except for (i) employment agreements and (ii) agreements related to the sale of EOIR to Markland in June 2004.

(k)

Investment Company. EOIR is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(l)

Compliance with ERISA. (i) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(ii)

The benefit plans not covered under clause (i) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Company Benefit Plans") relating to the employees of EOIR are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under Company Benefit Plans to the date hereof have been made, the respective fund or funds established under Company Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

(iii)

No Company Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Company Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

(m)

Taxes.

(i)

All income Tax returns and all other material Tax returns which are required to be filed by or on behalf of EOIR have been filed and all taxes due pursuant to such returns or pursuant to any assessment received by EOIR have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of EOIR in respect of taxes or other governmental charges have been established in accordance with GAAP.

(ii)

For taxable periods ended on or after December 31, 2001, EOIR's Tax returns for such periods have not been audited and are not currently the subject of audit.  EOIR has not waived any statute of limitation with respect to any Taxes of EOIR.  Since December 31, 2001, no claim has ever been made by an authority in a jurisdiction where EOIR did not file Tax returns that EOIR is or may be subject to taxation by that jurisdiction with respect to its business.

(iii)

EOIR is not bound by nor has any obligation under any Tax allocation or sharing agreement.

(iv)

EOIR has withheld or collected and paid or deposited in accordance with Law all Taxes required to have been withheld or collected and paid or deposited by EOIR in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(v)

EOIR has withheld or collected and paid or deposited in accordance with Law all Taxes required to have been withheld or collected and paid or deposited by EOIR in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(n)

Absence of Any Undisclosed Liabilities. Except as fully and adequately reflected or reserved against in the SEC Reports, there are no liabilities of EOIR of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise (but not prospective or speculative), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) liabilities that are prospective or speculative, (ii) those liabilities provided for in the SEC Reports and (iii) other undisclosed liabilities which, individually or in the aggregate, neither have resulted, nor reasonably could be expected to result, in a Material Adverse Effect on EOIR.

(o)

Secured Indebtedness. As of the Closing date, other than as set forth in the Disclosure Schedule, EOIR has no Debt that is secured by any Lien.

(p)

Accounts Receivable; Customers; Vendors. The accounts receivable and all other receivables shown in the SEC Reports (subject to reserves for non-collectibility as reflected therein), and all receivables acquired or generated by EOIR, are bona fide receivables and represent amounts due with respect to actual transactions entered into in the Ordinary Course and are legal, valid and binding obligations of the account obligors, subject to Enforceability Exceptions. Such reserves have been reflected on the books of EOIR and the SEC Reports in accordance with GAAP and are adequate. No account has been assigned or pledged to any other Person and no defense or right of setoff in respect of any such account has been asserted by an account obligor.

(q)

Real Property.

(i)

EOIR does not own any real property.  Set forth on the Disclosure Schedule is a complete and accurate list of all of the real property interests leased or subleased by any of EOIR or any of its Affiliates and related to the business of EOIR (the "Leased Real Property").

(ii)

The Leased Real Property, together with any easements appurtenant thereto, includes all of the Leased Real Property used or held for use in connection with or otherwise required to carry on the business of EOIR in the manner conducted prior to the date of this Agreement and as currently proposed to be conducted following the Closing.

(iii)

Set forth on the Disclosure Schedule is a complete and accurate list of all leases or subleases relating to the Leased Real Property and any documents or instruments affecting the rights or obligations of any of the parties thereto, in each case where EOIR or any of its Affiliates is a party thereto or EOIR is otherwise aware thereof (the "Leases"). Each of the Leases (including any option to purchase contained therein) is legal, valid, binding and enforceable and in full force and effect and is enforceable against the each lessor thereto in accordance with its terms, subject to the

Enforceability Exceptions, and there exists no material breach, default or event of default (or any event that with notice or lapse of time or both would become a material breach, default or event of default) on the part of any of EOIR or any of its Affiliates under any Lease. No lessor has any right of termination or cancellation under any Lease, except upon a material breach, default or event of default on the part of any of EOIR or any of its Affiliates, as applicable, thereunder, or pursuant to an Enforceability Exception. None of EOIR or any of its Affiliates has assigned or sublet its interest under any Lease.

(iv)

Each facility included in the Leased Real Property (including, all buildings, structures, and improvements) (i) is in good operating condition and repair and is structurally sound with no material alterations or repairs required thereto under applicable law or insurance company requirements, and (ii) suitable in all material respects for its current use, operation and occupancy.

(v)

The occupancy, use and operation of the Leased Real Property complies with all Laws in all material respects, and does not violate in any material respect any instrument of record or agreement affecting such property to which EOIR or any of its Affiliates is a party.

(r)

Environmental Matters.

(i)

Except as could not individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, EOIR and its properties and assets have at all times been in compliance with all applicable material environmental laws and there are no circumstances which could reasonably be expected to materially prevent or interfere with material compliance in the future. No person including any governmental authority, citizen group, employee or otherwise, to the knowledge of EOIR has alleged that EOIR or any of its properties or assets are in violation of or subject to liability under any environmental laws.

(ii)

No notice or claim by any Person alleging potential responsibility, obligations or liability (including potential liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any Person, property, natural resources, or any fines or penalties) arising out of, based upon, resulting from, or relating to (a) the emission, discharge, disposal, release or threatened release of any hazardous substance or (b) any alleged requirements or alleged violation relating to, any applicable environmental law has been given or threatened in writing (i) against any of EOIR or any of its Affiliates or (ii) against any Person whose liability for such environmental notice or claim may have been retained or assumed by or could reasonably be imputed or attributed by law or otherwise to EOIR.

(iii)

To the knowledge of EOIR, there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any property currently or formerly owned, operated or used by EOIR or related to its business, including the presence of or the contamination of any property or structure by any hazardous substance from any source or the release, emission, discharge or disposal of any hazardous substance into the environment, that (i) could reasonably be expected to result in the incurrence of material costs under environmental laws or (ii) could reasonably be expected to form the basis of any environmental notice or claim against or with respect to any of EOIR or against any Person or entity whose liability for any such notice or claim may have been retained or assumed by or could be imputed or attributed by law or otherwise to EOIR.

(iv)

Without in any way limiting the generality of the foregoing, there are and, during EOIR's occupancy thereof, there have been no underground storage tanks, asbestos or polychlorinated biphenyls located on any property currently owned, leased or used by EOIR or related to any of its business.

(v)

There are no locations currently or formerly owned, leased or used by EOIR or related to the business at which any hazardous substance may have been placed or disposed of by EOIR or any other site where any hazardous substance generated, transported or disposed of by EOIR may have been released into the environment or could be expected to require remedial or response action.

(vi)

EOIR is not subject to any order, decree, injunction or other arrangement with any governmental entity or any indemnity or other agreement with any third party relating to obligations or liability under any environmental law.

(s)

Disclosure. All disclosure provided to Technest regarding EOIR, its business and the transactions contemplated hereby, furnished by or on behalf of EOIR (including Markland's representations and warranties set forth in this Annex A) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(t)

Divestiture.  (i) The Divestiture does not require the approval or consent of any Person, including any security holder or creditor of Markland or EOIR, which has not been obtained, (ii) the Divestiture does not constitute a "sale" of "all or substantially all of the assets" of Markland under any the terms of the Preferred Stock or any other security or material contract of Markland, (iii) the Divestiture will not result in any obligation by EOIR or Markland to accelerate or increase payments or provide buyouts to any employees, former owners or management of EOIR or Markland or any of their respective Affiliates, nor has EOIR or any Affiliate thereof agreed to provide for any such payments or increases, (iv) the Divestiture does not constitute a "change of control" or similar concept under any regulatory requirement, any Debt, the Preferred Stock, or any contract of Markland or EOIR, and (v) the Divestiture will not result in or give rise to any obligation to (1) change or adjust the conversion, exercise or purchase price of any Markland securities, including any Preferred Stock thereof, nor (2) to issue any securities of Markland to any security holder or creditor of Markland.

Definitions:

 "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. For purposes hereof, Markland is an Affiliate of each of Technest and the Company.

"Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or Multiemployer Plan and which is maintained or otherwise contributed by the Company or Technest, as applicable.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission.

"Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others guaranteed by such Person.

"Disclosure Schedule" means the disclosure schedule prepared by Markland and annexed hereto.

"Divestiture" means the transfer, divestiture or distribution by Markland of EOIR to Technest, as contemplated by this Agreement.

"Enforceability Exceptions" means bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

"ERISA Group" means EOIR and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with EOIR, is treated as a single employer under the Code.

"GAAP" means U.S. generally accepted accounting principles.

"Intellectual Property Rights" means patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with the business of a specified Person, the failure to have, individually or in the aggregate, neither has resulted, nor reasonably could be expected to result, in a Material Adverse Effect on such Person.

"Law" means any order, judgment, writ, injunction, decree, statute, rule, regulation, law or other restriction of any court or governmental entity.

"Lien" means any security interest, lien, encumbrance, charge, right of first refusal or other restrictions of any kind.

"Material Adverse Effect" means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Person at issue together with its respective Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Person at issue's ability to perform on a timely basis its obligations under this Agreement.

"Ordinary Course" means a Person's conduct of the business and the use or operation of the assets in accordance with its normal day-to-day customs, practices and procedures.

"PBGC" means the Pension Benefit Guarantee Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Plan" means at any time an employee pension plan or benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years has been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA group.

"Preferred Stock" means Markland's Preferred Stock of, $0.0001 par value per share, including its Series D Convertible Preferred Stock.

 "SEC Reports" shall mean any and all reports and filings filed by Markland under the Securities Act of 1933 and the Exchange Act of 1934, including pursuant to Section 13(a) or 15(d) thereof.

"Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including income, excise, property, sales, use (or any similar taxes), transfer, franchise, payroll, withholding, social security business license fees, alternative minimum or other taxes (including any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included EOIR), including any interest, penalties or additions attributable thereto and any amounts of taxes of another Person that EOIR is liable to pay by Law or otherwise.